UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 13, 2015

Date of Report (Date of earliest event reported)

NOVUS ROBOTICS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-140396	20-3061959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7669 Kimbal Street Mississauga, Ontario Canda	L5S 1A7
(Address of principal executive offices)	(Zip Code)

(905) 672-7669

Registrant’s telephone number, including area code

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Novus Robotics Inc., a Nevada corporation (the "Company") reports in this Current Report on Form 8-K that its independent registered public accounting firm has resigned. By letter dated April 15, 2015, De Joya Griffith ("De Joya") advised the Company that effective April 13, 2015, De Joya resigned as the Company's independent registered public accounting firm. DeJoya resigned based on their perception of a significant increase in the risk of a material misstatement regarding the financial statements of the Company for fiscal year ended December 31, 2013.

At issue was one invoice in the amount of $98,000, which was dated in error November 29, 2012 (the "Invoice"), and revenue recognized in 2013 associated with the Invoice. De Joya is of the opinion that the Company must complete an analysis and investigation of the Invoice to determine the proper accounting and, if related to previously issued financial statements, be prepared to file a non-reliance current report on Form 8-K. De Joya believes it received conflicting information from the Company regarding the Invoice resulting in the preceived risk of a material misstatement of the financial statements for the Company for fiscal year ended December 31, 2013. The Board of Directors of the Company disagrees with the auditors perception regarding a "material misstatement of the financial statements" as well as advising them since the Invoice represents approximately only .04175% of total sales during fiscal year ended December 31, 2013. The Board discussed with De Joya the subject matter of their respective disagreements. The Board of Directors has further authorized De Joya to respond fully to the inquiries by its newly engaged auditors concerning the subject matter of such disagreements.

The Company has reviewed their accounting procedures relating to the respective purchase order and associated Invoice. It is the Company's procedure that upon customer acceptance and sign off regarding their satisfaction of performance of services by the Company, the Company will then issue the respective invoice and subsequently recognize revenue. This completes the transaction process in that an invoice is not issued until such time as the customers deem the performance by the Company complete, including their respective satisfaction with the performance. The Company's position is that to submit an invoice prior to receiving the sign off of completion and satisfaction from the respective customer would result in extremely dissatisfied customers.

As of the date of this Current Report, the Company is engaging a new independent registered public accounting firm and proceeding with further analysis regarding its accounting procedures related to invoicing their customers. The Company will file a separate current report on Form 8-K reflecting non-reliance on its financial statements for fiscal year ended December 31, 2013, which will subsequently be amended to either indicate a redaction of the non-reliance or newly revised and audited financial statements with the correction.

The Company has provided De Joya with a copy of this Current Report on Form 8-K and requested that De Joya furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not De Joya agrees with the statements made in this Current Report on Form 8-K with respect to De Joya and, if not, stating the aspects with which they do not agree. The letter from De Joya dated April 21, 2015 has been filed as Exhibit 16.1 to this Current Report.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

16.1	Letter from De Joya Griffith, LLC dated April 21, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVUS ROBOTICS INC.

Date: April 21, 2015	By:	/s/ Berardino Paolucci
	Name:	Berardino Paolucci
	Title:	President/Chief Executive Officer

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